UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

SunPower Corporation

(Exact name of registrant as specified in its charter)

001-34166

(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134

(Address of principal executive offices, with zip code)

(408) 240-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Senior Convertible Debentures due 2023

On December 8, 2015, SunPower Corporation (the “Company”) announced the proposed offering of $350 million aggregate principal amount of its Senior Convertible Debentures due 2023 (the “Debentures”). The Debentures will be offered and sold in a private offering made in reliance upon exemptions from the registration requirements of the Securities Act of 1933. Total Energies Nouvelles Activités USA (“Total”), a subsidiary of Total S.A., which owns approximately 57.5% of the Company’s outstanding common stock as of October 23, 2015, has agreed to purchase, and the initial purchasers have agreed to sell to Total, $100 million of the aggregate principal amount of the Debentures to be offered (subject to the Company issuing at least $300 million in aggregate principal amount of the Debentures included in the offering, including the Debentures to be purchased by Total) (the “commitment”). The remaining aggregate principal amount of Debentures will be offered to qualified institutional buyers other than Total. The Company also expects to grant the initial purchasers of the Debentures an option to purchase up to an additional $52.5 million aggregate principal amount of Debentures. If the initial purchasers elect to exercise their right to purchase additional Debentures, Total’s commitment will not change.

On December 8, 2015, the Company issued a press release announcing the proposed offering of the Debentures. As required by Rule 135c under the Securities Act of 1933, as amended, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Polysilicon Sale

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, the Company has historically entered into multiple long-term fixed supply agreements for polysilicon for periods of up to 10 years to match its estimated customer demand forecasts and growth strategy for the next several years. The long-term nature of these agreements, which often provide for fixed or inflation-adjusted pricing, may prevent the Company from benefiting from decreasing polysilicon costs, may cause it to pay more at unfavorable payment terms than the current market prices and payment terms available to its competitors, and could cause the Company to record an impairment.

In the event that the Company has inventory in excess of short-term requirements of polysilicon, in order to reduce inventory or improve working capital, the Company may elect to sell such inventory in the marketplace at prices below its purchase price, thereby incurring a loss. In connection with the Company’s efforts to manage its supply arrangements and inventory balances, the Company expects to record an estimated charge of approximately $40 million, based on current market prices for polysilicon, during the three months ending January 3, 2016, related to one or more contracts to sell polysilicon at current market prices. Should market prices at which the Company sells polysilicon fluctuate prior to January 3, 2016, the amount of this charge will change. The Company does not expect such charge will have a meaningful impact on its results of operations during the three months or the fiscal year ending January 3, 2016.

Forward-Looking Statements

The above information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding, SunPower’s expected charge during the three months ending January 3, 2016. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) risks of negotiating the pricing and quantities for the sale of polysilicon with counterparties and (2) changes in market prices for polysilicon and corresponding accounting charges. A detailed discussion of these factors and other risks that affect the Company’s business is included in filings the Company makes with the Securities and Exchange Commission (the “SEC”) from time to time, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of the Company’s Investor Relations website at investors.sunpower.com. All forward-looking statements in this Current Report on Form 8-K are based on information currently available to the Company, and the Company assumes no obligation to update these forward-looking statements in light of new information or future events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release regarding the Company’s proposed offering of the Debentures, dated December 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: December 8, 2015	By:	/s/ Charles D. Boynton
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release regarding the Company’s proposed offering of the Debentures, dated December 8, 2015.